Exhibit 10.26

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Product Marketing Cooperation Agreement

Party A: Shenzhen Bestmann Precision Instrument Co., LTD

Authorized representative: Cao Haizhu

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Guangming Street, Guangming District, Shenzhen City

Tel.: [*]

Party B: Shenzhen Zhongyu Medical Technology Co., LTD

Legal representative: Du Dongxu

Address: 1410, Nanshan Digital Culture Industry Base, Nanshan District, Shenzhen

Tel.: [*]

According to the law of the People's Republic of China, Party A and Party B after consultation, follow the principle of voluntary, equality, fairness, integrity, on the basis of mutual benefit, win-win, for the purpose of Party B in Shenzhen city, Guangdong province area agent sales ultrasonic doppler flow series products related matters, conclude the following terms of the contract, to jointly abide by performance.

Article 1 Mode and Duration of Cooperation

1、Party A authorizes Party B to be the only sales agent of hospitals in Shenzhen during the term of this Agreement to sell Party A's Doppler blood flow series products, and Party B has the right to sell hospital products within the agency territory.

2、The relationship between Party A and Party B is limited to the product agency relationship authorized by Party A and an independent contracting parties. Party B, as an agent, shall meet the following requirements:

2. Party B is willing to accept Party A's review, supervision and guidance;

2.2 Party B sales agent franchise fee is RMB30,000, on the date of signing this agreement, Party B should pay Party A RMB30,000 in advance as a deposit, as the agent, the contract after the deposit and complete the first year sales task as payment deduction (deduction time for both sides after the expiration of the cooperation), otherwise, the deposit to join fee.

2.3 When Party B develops a sales agent, it shall follow the above provisions except for the different agent franchise fee. Party B's agency authority shall not be transferred without the consent of Party A's written seal. Any sales agent in Shenzhen developed by Party B shall sign a sales agreement with Party B, but Party B shall report a copy of the agreement to Party A; if the agent recommended by Party B signs the purchase directly with Party A, the purchase of the agent shall be regarded as that of Party B and shall be included in Party B during the assessment.

3、 During the cooperation period, the purchase price of Party B comes from the price list of Doppler blood flow product series negotiated by both parties, and the price list is attached to this contract. Party B shall not do anything that violates Party A's regulations and affects Party A's brand, otherwise Party A has the right to cancel Party B's agency authority and preferential purchase rights.

4、 As the authorized municipal sales agent of Party A, the delivery amount in the first year shall not be less than RMB300,000 (excluding the balance after return and exchange), and the amount of the delivery amount in the second year and third year, but the delivery amount shall not be less than RMB300,000. If the amount is lower than the minimum delivery amount, Party A shall have the right to unilaterally terminate the agency agreement or adjust the agency requirements at any time.

5、 In the event of renewal by both parties, if Party B completes the annual delivery amount of more than RMB300,000 in the first year, Party A shall take 5% of the annual delivery amount as the sales discount and deduct the delivery in the second year. If the amount of delivery in the first year exceeds RMB500,000, 10% of the amount of delivery will be regarded as a sales discount, which will be deducted when the delivery in the second year. This part of the sales discount, can not be withdrawn or transferred, can only be used in the delivery time.

6、 During the agency period, Party B shall host or participate in at least three local academic exchange meetings with Party A's products at its own expense, which shall take this as the indicator of the next year's agency assessment. Party B is obliged to recommend experts with medical qualifications to Party A's software platform to sign up during the agency period.

7、 The term of the cooperation intention agreement is three years. The agreement shall be valid from January 1, 2022 to December 31, 2024. The cooperation terms are signed once a year. After the expiration of the annual cooperation term, the parties shall negotiate and sign the cooperation methods and terms such as the annual delivery amount.

8、After signing the cooperation agreement, Party B shall pay the sales agent franchise fee of RMB 30,000 to Party A within seven days before the agreement comes into force.

Article 2 Quality of Goods

Party A shall guarantee that the quality of the supplied goods meets the national standards and meets the standards defined in the instructions attached to the goods, otherwise, Party A shall bear the responsibilities caused by the quality problems.

Article 3 Purchase and Transportation

1、 If Party B purchases goods, the written Purchase List shall be subject to the documents issued by Party B, and the purchase list shall include the product name, specification and model, quantity, delivery time, etc., and the Sales Contract signed by both parties shall be subject to the terms of the contract;

2、 The place of delivery shall be the place of Party B, and the specific place shall be specified in the Sales Contract.

3、 In principle, when the goods are sent by Party A to Party B, the receiving place shall be designated by Party B, and Party A shall be responsible for the transportation and bear the freight; If the goods are sent to Party A, Party B shall be responsible for transporting and bear the freight, and the transportation mode shall be selected by the transport party according to the actual situation. The freight time shall be subject to the time indicated on the freight slip.

4、Party B shall inspect the quality of the products within three days after receiving the goods. If the quality and packaging of the products do not meet the quality standards within the first 3 days, Party A shall unconditionally replace the goods.

Article 4 Sales Support

1、 Sales materials: Party A shall provide the required materials for product-related sales, and cooperate with Party B to complete the manufacturer's authorization materials required for the sales of Party A's products.

2、 All-round training system: Party A shall provide a professional lecturers to provide party B's sales staff with three times of all-round long-range or face-to-face training, including but not limited to product knowledge training, sales skills, etc.

3、After-sales service: Party A shall provide one free professional after-sales technical training to Party B's personnel, so that Party B can better serve the customers.

Article 5 Marketing, Publicity and Advertising

1、 Party B shall collect information, win over customers, and try its best to promote the promotion and sales of the products.

2、 If Party B needs to lead the host do large product promotion activities and Party A, Party B shall be written to Party A before to promote specific implementation and implementation of the plan, and agreed by the study of Party A, jointly determine the cost proportion, for the first time cooperation Party A can provide three annual academic exchange costs, such as orthopedics, endocrinology, burn and other related products three activities.

3、 Party A shall implement the advertising plan and advertisement through the overall advertising plan and other regulations; Party B shall publish promotional advertising within the territory as required by Party A and carry out promotional activities after being approved by Party A.

4、Party B shall implement Party A's requirements for advertising activities and shall not publish advertisements in violation of the regulations.

Article 6 Business Report

1、 In order to improve the quality of the products and services, Party B shall, after receiving the customers 'opinions and complaints on the products, timely record and notify Party A, and both parties shall make joint efforts to improve Party A's market visibility.

2、Party B shall do its best to provide Party A with information on the market and competition of the commodities, each quarter Send the work report to Party A. Party A shall provide Party B with necessary information including sales situation, price list, technical documents and advertising materials.

Article 7 Supervision and Training

During the term of this Contract, Party A shall guide, inspect and supervise Party B's business activities regularly or irregularly on the premise of not affecting Party B's normal business operations. Party B shall follow the suggestions and guidance of Party A or its appointed supervisor in the course of operation. Party A shall continuously provide Party B with the marketing, service or technical guidance necessary for the operation, and provide necessary assistance to Party B. When Party B has after-sales service requirements, Party B shall notify Party A in writing of the service requirements and contents, and Party A shall receive the notice 24 Give a reply within hours to confirm the service content and time.

Article 8 Intellectual Property Right

Party A permits Party B to use the trademark, patent, copyright and so on of the goods provided by Party A, and the license method is general license. The above general license right enjoyed by Party B is only applicable to the business purpose of selling Party A's products in the Territory. If Party B finds that any third party infringes Party A's intellectual property rights or does any illegal act harmful to Party A's interests, Party B shall report to Party A. Party B shall not compete with Party A or help others with Party A, and party B shall not manufacture agent products or products similar to those sold on commission, nor shall it profit from any enterprise competing with Party A.

Article 9 Rescission of Contract

1. If Party A commits any of the following acts, Party B shall have the right to terminate the contract in writing, and the notice of termination shall take effect upon arrival at Party A:

1.1 Party B does not comply with the mandatory provisions of laws and regulations on agent qualification when this Contract is signed, causing economic losses to Party B;

1.2 The party does not have or loses the ownership or use right during the term of this Contract, resulting in the third party claiming relevant rights to Party B;

1.3 Party B stops supplying products to Party B without reason and fails to correct within 30 days after Party B urges them;

2. If Party B commits any of the following acts, Party A shall have the right to terminate the Contract in writing to either party, and the notice of termination shall take effect upon arrival to Party B:

2.1 Cause a large number of complaints or exposed and criticized by major media due to management and service problems, which seriously damages the goodwill of Party A's business system;

2.2 Transfer this Contract in whole or in part without party A's prior written consent (Party B's development agent shall not be deemed to transfer this Contract in whole or in part);

2.3 Disclosing Party A's trade secrets to a third party;

2.4 Intentionally report wrong or misleading information to Party A;

2.5 Party B delays in paying any payment under this Contract and fails to correct for more than 30 days.

2.6 Party B distributes and represents the Doppler blood flow products of Party A's competitors.

Article 10 Change and Termination of the Contract

1. In order to meet the needs of market competition, this contract may be made appropriately modified upon mutual agreement through negotiation.

2. This Contract is terminated due to the following circumstances:

2.1 Upon expiration of the contract term, both parties shall not renew this Contract;

2.2 Party A and Party B shall terminate this Contract by written agreement;

2.3 The purpose of the contract cannot be realized due to force majeure;

2.4 Before the expiration of the term of the contract, either party expressly expresses or shows by its own behavior that it fails to perform the main obligations under the contract;

2.5 Either party delays in performing the main obligations under the contract and fails to perform within a reasonable time after being urged;

2.6 The parties have other breach of the contract or illegal acts that fail to achieve the purpose of the contract;

2.7 One party declares bankruptcy or dissolution;

2.8 The court, the government and other administrative acts require the agent to terminate the business.

Article 11 Maintain Secrecy

Party A and Party B guarantee to keep confidential the documents and materials (including trade secrets, company plans, operation activities, financial information, technical information, business information and other trade secrets) obtained during the discussion, signing and execution of this Agreement. Without the consent of the original provider of the information and documents, the other party shall not disclose all or part of the contents of the trade secret to any third party. Unless otherwise provided for by laws and regulations or otherwise agreed upon by both parties.

Article 12 Liability for Breach of Contract

1. Party A and Party B shall strictly perform the terms and conditions of this contract. If either party breaches the contract, the breaching party shall be liable for the breach according to the contract.

2. Once the product is sold, if the purpose of the contract cannot be realized due to serious quality problems, Party B shall not apply for returning the product. Party B may require Party A to repair it in accordance with the agreement. However, Party A shall not bear any responsibility for any quality problems caused by Party B or other human factors or not caused by the product itself.

3. If the payment for goods is not made by payment before delivery, Party B shall have the ownership of the goods agreed herein still belong to Party A before the payment, and Party A shall have the right to retrieve the goods at any time. At the same time, Party B shall properly keep the goods before this to ensure completeness and damage. In case of any damage, Party B shall compensate Party A according to the goods price agreed in the contract. If the amount is insufficient to make up for the losses, it shall also compensate Party A for all losses.

4. If Party B violates this contract and causes losses to Party A, Party B shall be liable for compensation and shall at the same time bear the expenses incurred by Party A to safeguard its legitimate rights and interests (including but not limited to lawyers' fees, guarantee premium, appraisal fee, notary fee, legal fee, etc.).

5. If Party B cancels or changes the order without authorization, it shall pay 20% of the price of the order and compensate Party A for all losses such as inventory, labor and profit.

Article 13 Force Majeur

If either party fails to perform all or part of its obligations under this Contract due to the force majeure event, the performance of such obligations shall be suspended during the period when the force majeure event prevents its performance.

Claim that the party affected by the force majeure event shall notify the other party as far as possible by the occurrence of the force majeure event, and within seven working days after the occurrence of the force majeure event to the other party with appropriate evidence about such force majeure event and its duration and the contract can not perform or need to delay the performance of the written information. The party claiming that the force majeure event makes its performance of this Contract objectively impossible or impractical, shall have the responsibility to make all reasonable efforts to eliminate or mitigate the impact of such force majeure event.

In case of any force majeure event, both parties shall immediately decide how to execute this Contract through friendly negotiation. Upon the termination or elimination of the force majeure event or its impact, both parties shall immediately resume their respective obligations under this Contract. If the force majeure and its impact cannot be terminated or eliminated, resulting in either party losing the ability to continue to perform the contract, the parties may terminate the contract or temporarily delay the performance of the contract through negotiation, and the party suffering from the force majeure shall not be liable for this purpose. If the force majeure occurs after the delay in performance, the party concerned shall not be exempted from liability.

For the purpose of this Contract, "Force Majeure" means any event that the affected party has beyond reasonable control, unpredictable, even predictable, unavoidable and insurmountable after the signing date of this Contract, and makes all or part of this Contract objectively impossible or impractical. Such events include but are not limited to natural disasters such as floods, fires, droughts, typhoons, earthquakes, and social events such as war (whether declared), unrest, strikes, government actions or laws.

Article 14 Special Agreement

1、Except for the termination of the Contract due to paragraph 1 of Article 10 of this Agreement, the contract shall not return the payment paid by Party B.

Article 15 Dispute Resolution

Any dispute arising from the performance of this Agreement shall be settled by both parties through friendly negotiation; if the negotiation fails, either party may file a lawsuit with the people's court where Party A is located.

Article 16 Other

1. All notices and documents exchanged between the two parties during the performance of this Contract shall be sent in writing and may be delivered by letter, fax, delivery in person, etc. The address and contact information of the notice and service shall be subject to the information in the signing column of this Contract. If either party changes its mailing address or contact information, it shall notify the other party in writing within 10 days from the date of the change, otherwise, the party failing to notify shall bear the corresponding responsibilities arising therefrom.

2. This Contract shall come into force upon being sealed by both parties or signed by their legal representatives. It is made in duplicate, with each party holding one copy and each copy having the same legal effect. The scanned and faxed copies are as valid as the original copies.

3. Matters not covered herein shall be governed by relevant laws and regulations. In the absence of such provisions, party A and Party B may enter into a written supplementary contract. The appendix and supplements hereto shall be an integral part of this Contract and shall have the same legal effect as this Contract.

Party A (seal): Shenzhen Bestman Precision Instrument Co., Ltd.	Party B (seal): Shenzhen Zhongyu Medical Technology Co., Ltd.

Legal representative/authorized representative (signature): /s/Haizhu Cao	Legal representative/authorized representative (signature): /s/ Dongxu Du

Signing time: November 23, 2021

Attached: Price list (all of the above prices are including VAT quotation)

Product Name	Product Model	City Generation	Dealer Price	The Lowest Market Marketing Price
Blood Stream Check Up Survey Appearance	BV-520	2,980.00	2,980.00	2,980.00
	BV-520TTFT(D)	4,980.00	4,980.00	4,980.00
	BV-520TTFT(S)	7,980.00	7,980.00	7,980.00
	BV-520T+	15,840.00	19,800.00	59,400.00
	BV-520P+	25,440.00	31,800.00	98,000.00
	BV-620VPTFT	27,040.00	33,800.00	101,400.00
	BV-650	63,840.00	79,800.00	239,400.00
	BV-520 with a sugar sieve box	5,980.00	5,980.00	17,940.00
	BV-520 TTFT (D) with a sugar sieve box	7,980.00	7,980.00	23,940.00
	BV-520T (bidirectional) with a sugar sieve box	10,980.00	10,980.00	32,940.00
	BV-620VP (two-way) box	36,800.00	36,800.00	110,400.00
	BV-650 (bidirectional) with a sugar sieve box	82,800.00	82,800.00	248,400.00
	BV-520P + with a sugar sieve box	34,800.00	34,800.00	104,400.00
	The sugar screen box is sold separately	4,800.00	4,000.00	6,000.00

Software	BV-520T series / 620V series PC software (Model: BV-520T / BV-620V / BV-620VP)	3,000.00	3,500.00	6,000.00
	Advanced blood stream Doppler system The BV-650PC software	3,000.00	3,500.00	6,000.00